QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10

LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement (this "Loan Modification Agreement") is dated as of July 31, 2003, but effective as of June 8, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and NETSCOUT SYSTEMS,  INC., a Delaware corporation with offices at 310 Littleton Road, Westford, Massachusetts 01886-4105 ("Borrower").

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of March 12, 1998, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of March 12, 1998 between Borrower and Bank, as amended by certain Loan Modification Agreements between Borrower and Bank dated March 11, 1999, March 10, 2000, June 27, 2000, March 9, 2001, August 14, 2001, September 7, 2001, March 10, 2002, November 7, 2002, and March 19, 2003 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Committed Revolving Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

  A.
  Modifications to Loan Agreement.

  1.
  The Loan Agreement shall be amended by deleting Section 2.1.1(a) and inserting in lieu thereof the following:

        "(a) Bank shall make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

    2.
    The Loan Agreement shall be amended by deleting Section 2.1.2 entitled "Letters of Credit" and inserting in lieu thereof the following:

        "2.1.2 Letters of Credit Sublimit. If there is availability for Credit Extensions under Section 2.1.1(a), Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the FX Reserve, minus (iv) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit). The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $5,000,000.00. Each Letter of Credit shall be secured by cash on terms acceptable to

        Bank on and after (i) the Revolving Maturity Date if the term of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever."

    3.
    The Loan Agreement shall be amended by deleting Section 2.2 entitled "Overadvances"in its entirety.

    4.
    The Loan Agreement shall be amended by inserting the following to appear in Section 2.4 (c) thereof:

        "(c) Letter of Credit Fee. The Borrower shall pay the Bank's customary fees and expenses for the issuance of Letters of Credit, including, without limitation, a Letter of Credit Fee of: (i) one-half of one-percent (.50%) per annum on the existing Letters of Credit (in the amount of Three Million One Hundred Fifty-Eight Thousand Eight Hundred Dollars ($3,158,800.00) as of the date hereof), and (ii) one percent (1.0%) per annum (unless another amount is negotiated) of the face amount of each Letter of Credit issued after the date hereof, and upon the issuance or renewal of such Letter of Credit by the Bank.

    5.
    The Loan Agreement shall be amended by deleting Section 6.2 entitled "Financial Statements, Reports, Certificates" and inserting thereof the following:

        "6.2 Financial Statements, Reports, Certificates.

        (a)    Borrower shall deliver to Bank: (i) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Office, (ii) as soon as available, but no later than forty-five (45) days after the last day of each quarter, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-Q filed with the Securities and Exchange Commission; (iii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iv) as soon as available, but not later than one hundred twenty (120) days after the last day of Borrower's fiscal year, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K filed with the Securities and Exchange Commission; (v) within five (5) days of filing with the Securities Exchange Commission, the Form 8-K; (vi) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (vii)other financial information reasonably requested by Bank.

        (b)    Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Office.

    6.
    The Loan Agreement shall be amended by deleting Section 6.7 entitled "Financial Covenants"

        "6.7 Financial Covenants.

        (a)    Quick Ratio. Borrower shall maintain, as of the last day of each quarter, a ratio of Quick Assets to Current Liabilities of at least 2.50 to 1.0.

        (b)    EBITDA. Borrower shall maintain, as of the last day of each quarter a negative EBITDA not greater than (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) as of the quarter ending December 31, 2002, and (ii) Three Million One Hundred Thousand Dollars ($3,100,000.00) as of the quarter ending March 31, 2003. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization in accordance with GAAP."

            and inserting in lieu thereof the following:

        "6.7 Financial Covenants.

        (a)    Quick Ratio. Borrower shall maintain, as of the last day of each quarter, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0.

        (b)    Minimum Tangible Net Worth. Borrower shall maintain, as of the last day of each quarter a minimum Tangible Net Worth of at least Seventy Million Dollars ($70,000,000.00)."

    7.
    The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

        "Revolving Maturity Date" means June 8, 2003.

            and inserting in lieu thereof the following:

        "Revolving Maturity Date" means June 7, 2004.

    8.
    The Loan Agreement shall be amended by inserting the following definitions appearing alphabetically in Section 13.1 thereof:

        "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, minus (ii) Total Liabilities, plus (iii) Subordinated Debt.

        "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

    9.
    The Loan Agreement shall be amended by deleting the definition of "Borrowing Base" and "Eligible Accounts" appearing alphabetically in Section 13.1 thereof.

    10.
    The Borrowing Base Certificate appearing as Exhibit B to the Loan Agreement is hereby deleted in its entirety.

    11.
    The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached hereto as Exhibit C.

4.    FEES. Borrower shall pay to Bank a modification fee for this Amendment in an amount equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7.    NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

8.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:
NETSCOUT SYSTEMS, INC.		SILICON VALLEY BANK, doing business as SILICON VALLEY EAST
By:	/s/ LISA FIORENTINO	By:	/s/ MICHAEL D. SINCLAIR

Name:	LISA FIORENTINO	Name:	MICHAEL D. SINCLAIR

Title:	VICE PRESIDENT, FINANCE & ADMINISTRATION	Title:	VICE PRESIDENT

SILICON VALLEY BANK
		By:	/s/ MICHELLE GIANNINI

		Name:	MICHELLE GIANNINI

		Title:	ASST. VICE PRESIDENT

(signed in Santa Clara County, California)

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	NETSCOUT SYSTEMS, INC.

        The undersigned authorized officer of NETSCOUT SYSTEMS, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of the Borrower in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

        Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Interim Financing Statements/Form 10-Q	Quarterly within 45 days	Yes No
Annual (CPA Audited)/Form 10-K	FYE within 120 days	Yes No
Compliance Certificate	Quarterly within 45 days	Yes No
Form 8-K	Within 5 days of filing	Yes No
Financial Covenant	Required	Actual	Complies
Maintain:
Quick Ratio (quarterly)	1.5:1.0	____:1.0	Yes No
Minium Tangible Net Worth (quarterly)	$70,000,000.00	$_____	Yes No

Comments Regarding Exceptions: See Attached, if any.

BANK USE ONLY
Sincerely,	Received by: AUTHORIZED SIGNER
SIGNATURE
TITLE	Date:
DATE	Verified:
AUTHORIZED SIGNER
Date:

QuickLinks

  Exhibit 10
LOAN MODIFICATION AGREEMENT
EXHIBIT C COMPLIANCE CERTIFICATE